EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

WASTE SERVICES REPORTS FIRST QUARTER RESULTS
BURLINGTON, Ontario, April 25, 2006/PRNewswire-FirstCall/ — Waste Services, Inc. (Nasdaq: WSII) today reported financial results for the three months ended March 31, 2006. Revenue for the quarter was $95.7 million, an increase of $6.7 million, or 7.5% over the same period last year. The increase in revenue was primarily driven by pricing increases of $5.9 million or 6.6%, of which $2.0 million or 2.2% related to fuel surcharges, increased volumes at our landfill sites of $2.3 million, and increased collection and transfer station volumes of $3.3 million. Offsetting these increases were decreases related to the expiration or assignment of certain residential contracts and divestitures of previously acquired operations totaling $6.9 million. The favorable effects of foreign exchange rate movements increased revenue by $2.3 million. EBITDA* was $5.3 million for the quarter ended March 31, 2006, compared to $9.3 million for the same period last year. Adjusted EBITDA* (as defined in our credit agreement) was $13.5 million for the quarter ended March 31, 2006. Net loss for the quarter ended March 31, 2006 was $18.8 million, or $0.19 per share, versus a loss of $14.3 million, or $0.15 per share, for the comparable period last year.
David Sutherland-Yoest, Chairman and Chief Executive Officer, stated “We were pleased with our first quarter results, which were above internal expectations. We remain comfortable with our previously provided adjusted EBITDA guidance of $70 to $75 million driven by expected significant improvements in our U.S. operations and continued growth in our Canadian operations. For the second quarter, with the normal seasonal upturn in our Canadian business, we expect a significant increase in adjusted EBITDA versus the first quarter. This guidance does not include the impact from the Liberty, Sun Country or Taft acquisitions.”

*	Reconciliation of Non-GAAP Measures:
The following table reconciles the differences between net loss, as determined under US GAAP, and EBITDA, a non-GAAP financial measure (in thousands) (unaudited):

	For The Three Months
	Ended March 31,
	2006	2005
Net loss	$(18,765)	$(14,267)
Income tax provision	969	2,317
Preferred stock dividends and amortization of issue costs	5,697	4,842
Interest expense	7,057	6,825
Depreciation, depletion and amortization	10,337	9,549

EBITDA (1)	$5,295	$9,266

The following table reconciles the differences between EBITDA and Adjusted EBITDA, as defined in our credit agreement, for the three months ended March 31, 2006 and 2005 (in thousands) (unaudited):

	For The Three Months Ended
	March 31,
	2006	2005
EBITDA (1)	$5,295	$9,266
Adjustments to EBITDA (as defined per credit agreement):
Non-cash items (2)	6,578	530
Other excludable expenses (3)	1,651	897

Adjusted EBITDA (1)	$13,524	$10,693

(1)	EBITDA and EBITDA as defined in our credit agreement (“Adjusted EBITDA”) are non-GAAP measures used by management to measure performance. We also believe that EBITDA and Adjusted EBITDA may be used by certain investors to analyze and compare our operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates and to measure our ability to service our debt. In addition, management uses EBITDA, among other things, as an internal performance measure. Our lenders also use Adjusted EBITDA to measure our ability to service and/or incur additional indebtedness under our credit facilities. However, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with US GAAP or as a measure of our performance, profitability or liquidity. EBITDA and Adjusted EBITDA are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies.
(2)	Non-cash items primarily include impairment of deferred acquisition costs, stock-based compensation expense and gains and losses on foreign exchange and asset sales. Management has concluded it is more-likely-than-not that we will not complete an acquisition of a solid waste collection and disposal business in Quebec, Canada for the foreseeable future and therefore management has recorded an impairment charge of $5.6 million.
(3)	Other excludable expenses include professional fees for certain litigation, severance and other non-recurring costs.
We will host an investor and analyst conference call on Wednesday, April 26, 2006 at 8:30 a.m. (EDT) to discuss the results of today’s earnings announcement. If you wish to participate in this call, please phone 866-543-6405 (US and Canada) or 617-213-8897 (International) and enter passcode number 68308931. To hear a web cast of the call over the Internet, access the Home page of our website at http://www.wasteservicesinc.com. A post-view of the call will be available until Wednesday, May 10, 2006 by phoning 888-286-8010 (US and Canada) or 617-801-6888 (International) and entering passcode number 64568660. The web cast will also be available on our website.
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Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2005. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Waste Services, Inc. is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s website is located at http://www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.
For information contact:
Mark A. Pytosh
Executive Vice President and Chief Financial Officer
561-237-3420

WASTE SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months
	Ended March 31,
	2006	2005
Revenue	$95,682	$88,985

Operating and other expenses:
Cost of operations (exclusive of depreciation, depletion and amortization)	68,295	64,839
Selling, general and administrative expense (exclusive of depreciation, depletion and amortization)	16,561	15,118
Impairment of deferred acquisition costs	5,612	—
Depreciation, depletion and amortization	10,337	9,549
Foreign exchange gain and other	(81)	(238)

Loss from operations	(5,042)	(283)
Interest expense	7,057	6,825
Cumulative mandatorily redeemable preferred stock dividends and amortization of issue costs	5,697	4,842

Loss before income taxes	(17,796)	(11,950)
Income tax provision	969	2,317

Net loss	$(18,765)	$(14,267)

Basic and diluted loss per share:

Loss per share — basic and diluted	$(0.19)	$(0.15)

WASTE SERVICES, INC.
SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA
(In thousands)

	March 31,	December 31,
	2006	2005
Balance Sheet Data:

Cash	$2,045	$8,887
Current assets	$59,516	$69,582
Total assets	$720,319	$728,389
Current liabilities	$70,948	$68,217
Debt:
Senior secured credit facilities:
Revolver	$—	$—
Term loan	123,000	123,250
Senior subordinated notes	160,000	160,000
Other notes	2,921	2,965

Total debt	$285,921	$286,215
Redeemable preferred stock	$90,400	$84,971
Shareholders’ equity	$248,109	$264,491

	Three Months
	Ended March 31,
	2006	2005
Cash Flow Data:

Cash flows from operating activities	$11,120	$4,278
Cash flows from investing activities	$(17,567)	$(7,388)
Cash flows from financing activities	$(400)	$6,723
Capital expenditures	$(14,383)	$(6,804)

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